UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     December 10, 2008
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932
(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502
(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In order to facilitate the previously announced sale by Citizens Republic Bancorp, Inc. (the “Company”) to the U.S. Department of the Treasury (“Treasury”) of a ten-year warrant exercisable for up to 17,578,125 shares of the Company’s common stock as part of the Treasury’s Capital Purchase Program, on December 10, 2008, the Board of Directors of the Company approved an amendment to the Company’s Stock Compensation Plan (the “Plan”) to reduce the total number of shares of common stock available under the Plan from 7.0 million to 6.0 million. After this change, taking into account the number of shares already issued or reserved for issuance under the Plan for grants, there are still approximately 2.4 million shares available for issuance under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Charles D. Christy
Charles D. Christy
Its:	Executive Vice President and Chief Financial Officer

Date: January 9, 2009